Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4
*CUSIP:        21988G486

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of   February 1, 2005.....                                      $0.00
         Scheduled Income received on securities.....              $3,286,890.75
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to the Holders.....                         -$3,286,890.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.75
Balance as of   August 1, 2005.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   February 1, 2005.....                                      $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of   August 1, 2005.....                                        $0.00


             UNDERLYING SECURITIES HELD AS OF     August 1, 2005

        Principal
         Amount                       Title of Security
        ---------                     -----------------

       $66,287,000       DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.45% Debentures due February 1, 2097
                         *CUSIP:        171196AS7

       $22,100,000       DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.40% Debentures due August 1, 2097
                         *CUSIP:        171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.